PROSPECTUS SUPPLEMENT NO. 3
(To Prospectus dated September 22, 1999)



                                     [LOGO]


                        1,000,000,000 Depositary Receipts
                             Internet HOLDRsSM Trust

This prospectus supplement amends and supplements certain information contained in the accompanying prospectus dated September 22, 1999 relating to the sale of up to 1,000,000,000 depositary receipts by Internet HOLDRsSM Trust.

The share amounts specified in the table on page 8 of the accompanying prospectus shall be replaced with the following:

                                                                        Primary
                                                                        Trading
        Name of Company                Ticker       Share Amounts        Market
        ---------------                ------       -------------        ------
      America Online Inc.                AOL             42*              NYSE
           Yahoo Inc.                   YHOO             26*             NASDAQ
        Amazon.com Inc.                 AMZN              18             NASDAQ
           eBay Inc.                    EBAY              6              NASDAQ
      At Home Corporation               ATHM              17             NASDAQ
       Priceline.com Inc.               PCLN              7              NASDAQ
           CMGI Inc.                    CMGI             10*             NASDAQ
      Inktomi Corporation               INKT              6*             NASDAQ
       RealNetworks, Inc.               RNWK              8*             NASDAQ
  Exodus Communications, Inc.           EXDS              8*             NASDAQ
       E*TRADE Group Inc.               EGRP              12             NASDAQ
        DoubleClick Inc.                DCLK              4*             NASDAQ
 Ameritrade Holding Corporation         AMTD              9              NASDAQ
          Lycos, Inc.                   LCOS              4              NASDAQ
           CNET, Inc.                   CNET              4              NASDAQ
          PSINet Inc.                   PSIX              6*             NASDAQ
    Network Associates, Inc.            NETA              7              NASDAQ
       EarthLink, Inc.(1)               ELNK             6.23            NASDAQ
          Go2Net, Inc.                  GNET              1              NASDAQ


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*  Reflects adjustment for previous stock split.

(1) As a result of the merger between EarthLink Network, Inc. and Mindspring Enterprises, Inc., 6.23 shares of the combined company, EarthLink, Inc., are represented by a round lot of 100 Internet HOLDRs.

The stock prices in the tables set forth in Annex A of the accompanying prospectus have not been, and will not be, adjusted to account for any stock splits.

          The date of this prospectus supplement is February 29, 2000.